SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                              ---------------------

                                February 9, 2005

                Date of Report (Date of earliest event reported)

                            U.S. Energy Systems, Inc.
             (Exact name of registrant as specified in its charter)


  Delaware                           0-10238                     52-1216347
(State or other                    (Commission                (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
Incorporation)

One North Lexington Avenue
White Plains, NY                                                    10601
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (914) 993-6443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 1 - Registrant's Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

Our employment agreement with Lawrence Schneider provides that on May 10, 2005 (the "Renewal Date") it will renew automatically for one year, unless notice of non-renewal is given at least 90 days before such date. On or about February 9, 2005, we notified Mr. Schneider that this agreement was not being renewed (i.e., it therefore expires by its terms on the Renewal Date) and that we anticipated working with him to negotiate a new contract that would meet our objectives. In the event his employment with us ceases, his restricted stock units entitling him to 434,783 shares (the "Shares") of US Energy Common Stock shall vest immediately and he is to receive the Shares.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth in Item 1.02 is hereby incorporated by reference herein to the extent necessary to respond to Item 5.02.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    U.S. Energy Systems, Inc.


                                    By: /s/ Henry N. Schneider
                                        -------------------------------------
                                        Henry N. Schneider, Interim President


Dated: February 11, 2005


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